NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2014 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 21, 2014 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, operating income, net income and diluted earnings per share for the three months ended March 31, 2014.

Operating revenue for the quarter ended March 31, 2014 increased 21.2% to $171.6 million from $141.6 million for the same quarter in 2013. Income from operations was $16.3 million, compared with $15.8 million in the prior-year quarter. As a percent of operating revenue, income from operations was 9.5%, compared with 11.2% in the same quarter last year. Net income during the period was $10.2 million compared to $10.9 million in the prior-year quarter. Income per diluted share for the first quarter of 2014 was $0.33 compared with $0.36 in the prior-year quarter.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the first quarter said, “In spite of the higher operating costs that resulted from the unprecedented winter weather we experienced most of the first quarter, we performed relatively well. With winter now behind us, we feel very positive about how we have positioned each of our operating segments for the balance of the year.”

Starting with our Forward Air, Inc. (FAI) business segment, Mr. Campbell said, “Our core airport-to-airport business has continued to see good volume growth and, with the impact of our March general rate increase, our improved yield should be a positive contributor going forward. Our FAI results also include the results of Central States Trucking Company (CST) which we acquired in early February. CST had approximately $0.9 million of operating income for the quarter which was essentially offset by deal related costs resulting in a neutral impact on its profitability for the quarter.”

Commenting on the Forward Air Solutions (“Solutions”) segment, Mr. Campbell said, “On the strength of a first quarter general rate increase, higher year-over-year volumes and better overall operating discipline, Solutions turned a $0.8 million loss in first quarter of 2013 into a break-even this year. We anticipate that Solutions will be profitable for the second quarter as well as balance of the year.”

Moving to the Total Quality, Inc. (TQI) business segment, Mr. Campbell said, “The benefits from the recently implemented new operating system were partially muted by weather-related difficulties. We were encouraged by the 90% operating ratio that TQI delivered in March and believe that it is more indicative of our expected results for the balance of 2014.”

In closing, Mr. Campbell said, “As always, I would like to thank the Forward Air team of employees and independent contractors for their dedication and hard work. Given the adversities presented by inclement weather, they all did a fantastic job providing safe and reliable service.”

Commenting on the Company's guidance for the second quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our second quarter 2014 revenues will increase in the range of 22% to 27% over the comparable 2013 period. Included in that range of revenue growth is the approximately 12% growth that is a result of the purchase of CST. We expect income per diluted share to be between $0.53 and $0.57 per share. This compares to $0.45 per share in the second quarter of 2013.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2014 results on Tuesday, April 22, 2014 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1085. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.
Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air Complete™) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (“TLX”); intermodal/drayage (Central States Trucking, Inc.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.
Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.
Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2014	March 31, 2013
Operating revenue	$171,569	$141,560

Operating expenses:
Purchased transportation	73,551	60,999
Salaries, wages and employee benefits	41,422	33,952
Operating leases	8,351	7,044
Depreciation and amortization	7,013	5,186
Insurance and claims	4,127	2,660
Fuel expense	4,806	3,008
Other operating expenses	16,028	12,921
Total operating expenses	155,298	125,770
Income from operations	16,271	15,790

Other income (expense):
Interest expense	(82)	(128)
Other, net	86	32
Total other expense	4	(96)
Income before income taxes	16,275	15,694
Income taxes	6,073	4,839
Net income and comprehensive income	$10,202	$10,855

Net income per share:
Basic	$0.33	$0.37
Diluted	$0.33	$0.36
Weighted average shares outstanding:
Basic	30,732	29,511
Diluted	31,314	30,264

Dividends per share:	$0.12	$0.10

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In thousands)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$97,735	72.8%	$90,588	78.0%	$7,147	7.9%
Logistics services
Expedited full truckload - TLX	17,461	13.0	17,500	15.1	(39)	(0.2)
Intermodal/drayage	9,397	7.0	1,457	1.3	7,940	545.0
Other logistics	110	0.1	282	0.2	(172)	(61.0)
Total Logistics services	26,968	20.1	19,239	16.6	7,729	40.2
Other Forward Air services	9,483	7.1	6,281	5.4	3,202	51.0
Forward Air - Total revenue	134,186	78.2	116,108	82.0	18,078	15.6
TQI - Pharmaceutical services	11,061	6.5	3,918	2.8	7,143	182.3
Forward Air Solutions - Pool distribution	27,322	15.9	22,254	15.7	5,068	22.8
Intersegment eliminations	(1,000)	(0.6)	(720)	(0.5)	(280)	38.9
Consolidated operating revenue	$171,569	100.0%	$141,560	100.0%	$30,009	21.2%

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$40,749	41.7%	$36,685	40.5%	$4,064	11.1%
Logistics services
Expedited full truckload - TLX	13,675	78.3	13,218	75.5	457	3.5
Intermodal/drayage	3,820	40.7	841	57.7	2,979	354.2
Other logistics	44	40.0	76	27.0	(32)	(42.1)
Total Logistics services	17,539	65.0	14,135	73.5	3,404	24.1
Other Forward Air services	2,495	26.3	1,740	27.7	755	43.4
Forward Air - Total purchased transportation	60,783	45.3	52,560	45.3	8,223	15.6
TQI - Pharmaceutical services	5,450	49.3	2,225	56.8	3,225	144.9
Forward Air Solutions - Pool distribution	8,124	29.7	6,787	30.5	1,337	19.7
Intersegment eliminations	(806)	80.6	(573)	79.6	(233)	40.7
Consolidated purchased transportation	$73,551	42.9%	$60,999	43.1%	$12,552	20.6%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2014	December 31, 2013 (a)
Assets
Current assets:
Cash and cash equivalents	$41,044	$127,367
Accounts receivable, net	93,651	76,500
Other current assets	10,430	16,493
Total current assets	145,125	220,360

Property and equipment	292,364	271,050
Less accumulated depreciation and amortization	121,135	116,287
Net property and equipment	171,229	154,763
Goodwill and other acquired intangibles:
Goodwill	131,217	88,496
Other acquired intangibles, net of accumulated amortization	84,456	40,110
Total net goodwill and other acquired intangibles	215,673	128,606
Other assets	2,540	2,540
Total assets	$534,567	$506,269

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$22,164	$16,267
Accrued expenses	21,529	18,275
Current portion of debt and capital lease obligations	318	69
Total current liabilities	44,011	34,611

Debt and capital lease obligations, less current portion	1,477	3
Other long-term liabilities	8,292	8,940
Deferred income taxes	27,405	26,850

Shareholders’ equity:
Common stock	310	305
Additional paid-in capital	119,852	107,726
Retained earnings	333,220	327,834
Total shareholders’ equity	453,382	435,865
Total liabilities and shareholders’ equity	$534,567	$506,269

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2014	March 31, 2013
Operating activities:
Net income	$10,202	$10,855
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,013	5,186
Share-based compensation	1,652	1,557
Gain on disposal of property and equipment	16	85
Provision for loss on receivables	42	301
Provision for revenue adjustments	641	499
Deferred income tax	132	850
Excess tax benefit for stock options exercised	(637)	(2,238)
Changes in operating assets and liabilities
Accounts receivable	(8,493)	2,011
Prepaid expenses and other current assets	7,048	(730)
Accounts payable and accrued expenses	2,416	2,228
Net cash provided by operating activities	20,032	20,604

Investing activities:
Proceeds from disposal of property and equipment	79	164
Purchases of property and equipment	(19,548)	(12,182)
Acquisition of business, net of cash acquired	(82,998)	(45,219)
Other	(60)	(56)
Net cash used in investing activities	(102,527)	(57,293)

Financing activities:
Payments of debt and capital lease obligations	(9,491)	(20,228)
Proceeds from exercise of stock options	9,840	17,960
Payments of cash dividends	(3,733)	(2,967)
Cash settlement of share-based awards for minimum tax withholdings	(1,081)	(866)
Excess tax benefit for stock options exercised	637	2,238
Net cash used in financing activities	(3,828)	(3,863)
Net decrease in cash	(86,323)	(40,552)
Cash at beginning of period	127,367	112,182
Cash at end of period	$41,044	$71,630

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating revenue
Forward Air	$134.2	78.2%	$116.1	82.0%	$18.1	15.6%
FASI	27.3	15.9	22.3	15.7	5.0	22.4
TQI	11.1	6.5	3.9	2.8	7.2	184.6
Intercompany eliminations	(1.0)	(0.6)	(0.7)	(0.5)	(0.3)	42.9
Total	171.6	100.0	141.6	100.0	30.0	21.2

Purchased transportation
Forward Air	60.8	45.3	52.6	45.3	8.2	15.6
FASI	8.1	29.7	6.8	30.5	1.3	19.1
TQI	5.5	49.6	2.2	56.4	3.3	150.0
Intercompany eliminations	(0.8)	80.0	(0.6)	85.7	(0.2)	33.3
Total	73.6	42.9	61.0	43.1	12.6	20.7

Salaries, wages and employee benefits
Forward Air	30.2	22.5	25.1	21.6	5.1	20.3
FASI	9.3	34.1	8.2	36.8	1.1	13.4
TQI	1.9	17.1	0.6	15.4	1.3	216.7
Total	41.4	24.1	33.9	23.9	7.5	22.1

Operating leases
Forward Air	5.8	4.3	5.1	4.4	0.7	13.7
FASI	2.5	9.1	2.0	9.0	0.5	25.0
TQI	—	—	—	—	—	—
Total	8.3	4.8	7.1	5.0	1.2	16.9

Depreciation and amortization
Forward Air	4.9	3.7	3.8	3.3	1.1	28.9
FASI	1.3	4.8	1.2	5.4	0.1	8.3
TQI	0.8	7.2	0.2	5.1	0.6	300.0
Total	7.0	4.1	5.2	3.7	1.8	34.6

Insurance and claims
Forward Air	3.1	2.3	1.9	1.6	1.2	63.2
FASI	0.8	2.9	0.7	3.1	0.1	14.3
TQI	0.2	1.8	0.1	2.6	0.1	100.0
Total	4.1	2.4	2.7	1.9	1.4	51.9

Fuel expense
Forward Air	1.9	1.4	1.0	0.9	0.9	90.0
FASI	1.7	6.2	1.6	7.2	0.1	6.3
TQI	1.2	10.8	0.4	10.3	0.8	200.0
Total	4.8	2.8	3.0	2.1	1.8	60.0

Other operating expenses
Forward Air	12.1	9.0	10.2	8.8	1.9	18.6
FASI	3.6	13.2	2.6	11.6	1.0	38.5
TQI	0.6	5.4	0.2	5.1	0.4	200.0
Intercompany eliminations	(0.2)	20.0	(0.1)	14.3	(0.1)	100.0
Total	16.1	9.4	12.9	9.1	3.2	24.8

Income from operations
Forward Air	15.4	11.5	16.4	14.1	(1.0)	(6.1)
FASI	—	—	(0.8)	(3.6)	0.8	(100.0)
TQI	0.9	8.1	0.2	5.1	0.7	350.0
Total	$16.3	9.5%	$15.8	11.2%	$0.5	3.2%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2014	2013	Change

Operating ratio	88.5%	85.9%	3.0%

Business days	63.0	63.0	—
Business weeks	12.6	12.6	—

Airport-to-airport:
Tonnage
Total pounds ¹	441,715	405,914	8.8
Average weekly pounds ¹	35,057	32,215	8.8

Linehaul shipments
Total linehaul	662,480	635,665	4.2
Average weekly	52,578	50,450	4.2

Forward Air Complete shipments	107,574	114,085	(5.7)
As a percentage of linehaul shipments	16.2%	17.9%	(9.5)

Average linehaul shipment size	667	639	4.4

Revenue per pound ²
Linehaul yield	$17.31	$17.33	(0.1)
Fuel surcharge impact	2.03	2.05	(0.1)
Forward Air Complete impact	2.79	2.94	(0.7)
Total airport-to-airport yield	$22.13	$22.32	(0.9)

Expedited full truckload - TLX:
Miles
Owner operator ¹	6,968	8,337	(16.4)
Third party ¹	4,082	3,520	16.0
Total Miles	11,050	11,857	(6.8)

Revenue per mile	$1.58	$1.48	6.8

Cost per mile	$1.24	$1.11	11.7%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com